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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-167026, 333-168304, 333-172363, 333-177117 and 333-179993) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671 and 333-176915) of Golden Minerals Company of our report dated February 28, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 1, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM